Exhibit 99.1

News release

Tuesday, May 6	For immediate release

Endurance International Group Reports 2014 First Quarter Results

BURLINGTON, MA (May 6, 2014) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for the first quarter ended March 31, 2014.

“We’re thrilled to report a great start to 2014, as first quarter results exceeded expectations for both financial and operational metrics. To start, the company generated record highs in revenue, adjusted EBITDA, and unlevered free cash flow (UFCF). Once again, organic subscriber growth was the catalyst as we added over 101,000 net new subscribers to our platform, plus an additional 51,000 from our Directi acquisition. This brings our total subscribers to over 3.6 million. Average revenue per subscriber, or ARPS, increased to $14.18, $13.45 before the impact of Directi, compared to $12.90 in the first quarter of 2013. Further, we’re excited about incremental investments made in marketing during the quarter that helped boost the growth in subscribers and ARPS. We expect that these investments, while neutral to cash flow in the first year, will be highly accretive in the long term due to compelling subscriber economics,” commented Hari Ravichandran, CEO and Founder of Endurance International Group.

First Quarter Highlights

•	Adjusted revenue of $152.8 million, adjusted EBITDA of $59.1 million and unlevered free cash flow of $49.0 million.

•	Excluding the impact of Directi, which contributed $9.5 million to adjusted revenue for the quarter, adjusted revenue grew more than 13% over the first quarter of 2013.

•	Free cash flow (FCF) was $35.5 million, a 47% increase over the first quarter of 2013.

•	GAAP revenue increased 19% to $145.7 million compared to $122.7 million for the first quarter of 2013.

•	Net loss attributable to Endurance International Group Holdings, Inc. was $19.3 million, or $(0.15) per diluted share, compared to a net loss of $21.7 million, or $(0.22) per diluted share, for the first quarter of 2013.

2014 Guidance

Updating fiscal year 2014 guidance as follows:

•	Increasing Adjusted Revenue guidance from $630-635 million to $637-642 million, including $154-156 million in the second quarter;

•	Re-affirming UFCF of approximately $180-190 million, including $41-43 million in the second quarter; and

•	Re-affirming Adjusted EBITDA of approximately $230-235 million, including $54-56 million in the second quarter.

Adjusted revenue, adjusted EBITDA, UFCF, FCF and ARPS are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also provided below under the heading “Use of Non-GAAP Financial Measures”.

Conference Call and Webcast Information

Endurance International Group’s first quarter 2014 teleconference and webcast is scheduled to begin at 4:30 p.m. ET on Tuesday, May 6, 2014. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website at http://ir.enduranceinternational.com/.

Use of Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use certain “non-GAAP financial measures” described below to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor the non-GAAP financial measures described below, and we believe they are helpful to investors, because we believe they reflect the operating performance of our business and help management and investors gauge our ability to generate cash flow, excluding some recurring and non-recurring expenses that are included in the most directly comparable measures calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to adjustments for integration and restructuring expenses. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Furthermore, interest expense, which is excluded from some of our non-GAAP measures, has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted revenue, adjusted EBITDA or UFCF guidance to the most comparable GAAP metrics because we do not provide guidance for the reconciling items between these non-GAAP metrics and the most comparable GAAP metrics, as certain of these items are out of our control and/or cannot be reasonably predicted.

Adjusted Net Income

Adjusted net income is a non-GAAP financial measure that we calculate as net income (loss) plus (i) changes in deferred revenue inclusive of purchase accounting adjustments related to acquisitions, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of property and equipment, expenses related to integration of acquisitions and restructurings, any dividend-related payments accounted for as compensation expense, transaction expenses and charges including costs associated with certain litigation matters, and preparation for our initial public offering, less (ii) earnings of unconsolidated entities and net gain on sale of property and equipment and (iii) the estimated tax effects of the foregoing adjustments. Due to our history of acquisitions and financings, we have incurred accounting charges and expenses that obscure the operating performance of our business. We believe that adjusting for these items and the use of adjusted net income is useful to investors in evaluating the performance of our company.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as adjusted net income plus interest expense, depreciation, and income tax expense (benefit). We manage our business based on the cash collected from our subscribers and the cash required to acquire and service those subscribers. We believe highlighting cash collected and cash spent in a given period provides insight to an investor to gauge the overall health of our business. Under GAAP, although subscription fees are paid in advance, we recognize the associated revenue over the subscription term, which does not fully reflect short-term trends in our operating results.

Unlevered Free Cash Flow

Unlevered free cash flow, or UFCF, is a non-GAAP financial measure that we calculate as adjusted EBITDA plus change in operating assets and liabilities (other than deferred revenue) net of acquisitions, less capital expenditures and income taxes excluding deferred tax. We believe the most useful indicator of our operating performance is the cash generating potential of our company prior to any accounting charges related to our acquisitions. We also invest in marketing, our largest operating expense, which may increase or decrease in a given period, depending on the cost of attracting new subscribers to our solutions. We also believe that because our business has meaningful data center and related infrastructure requirements, the level of capital expenditures required to run our business is an important factor for investors. We believe UFCF is a useful measure that captures the effects of these issues.

Free Cash Flow

Free cash flow, or FCF, is a non-GAAP financial measure that we calculate as UFCF less interest expense. We believe that this presentation of FCF provides investors with an additional indicator of our ability to generate positive cash flows after meeting our obligations with regard to payment of interest on our outstanding indebtedness.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that we calculate as GAAP revenue adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions and to include the revenue generated from subscribers we added through business acquisitions as if those acquired subscribers had been our subscribers since the beginning of the period presented. Beginning with the first quarter of 2014 we will adjust the amount of revenue to include the revenue generated from subscribers we add through business acquisitions from the date of the relevant acquisition. We believe that excluding fair value adjustments to deferred revenue is useful to investors because it shows our revenue prior to purchase accounting charges related to our acquisitions, and that including revenue from acquired subscribers in this manner provides a helpful comparison of the revenues generated from our subscribers from period to period.

Total Subscribers

We define total subscribers as those that, as of the end of a period, are subscribing directly to our web presence solutions on a paid basis. In calculating total subscribers, we include the number of end-of-period subscribers we added through business acquisitions as if those subscribers had subscribed with us since the beginning of the period presented. Beginning with the first quarter of 2014 we will include subscribers we add through business acquisitions from the date of the relevant acquisition. We believe including acquired subscribers in this manner provides a useful measure of the number of subscribers we added during a period. We do not include in total subscribers parties that access our solutions via resellers or purchase only domain names from us. Subscribers of more than one brand are counted as separate subscribers. We believe total subscribers is an indicator of the scale of our platform and our ability to expand our subscriber base, and is a critical factor in our ability to monetize the opportunity we have identified in serving the SMB market.

Average Revenue per Subscriber

Average revenue per subscriber, or ARPS, is a non-GAAP financial measure that we calculate as the amount of adjusted revenue we recognize in a period divided by the average of the number of total subscribers at the beginning of the period and at the end of the period. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing, and sell products and services to new and existing subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for fiscal year 2014, including the second quarter of fiscal year 2014, and our expectations regarding subscriber and ARPS growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates”, “confident”, “position” and variations of such words or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (SEC) on February 28, 2014 and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group is a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online. Less than 20 years old, Endurance serves over 3.6 million subscribers through a family of brands that includes Bluehost, HostGator, Domain.com, FatCow, iPage, BigRock and MOJO Marketplace. Endurance is headquartered in Burlington, Massachusetts, has a presence in Asia and the Americas, and employs over 2,600 people. Endurance provides a comprehensive suite of over 150 products and services that includes web presence and mobile sites, email and e-commerce solutions, as well as more advanced offerings, such as SEO services, scalable computing, security, storage and backup, online marketing and productivity solutions. For more information, please visit www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contacts:

Blake Cunneen

Endurance International Group

ir@endurance.com

Jonathan Schaffer

The Blueshirt Group

(212) 871-3953

ir@endurance.com

Press Contacts:

Dani LaSalvia

Endurance International Group

(781) 852-3212

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2013	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$66,815	$51,784
Restricted cash	1,983	2,312
Accounts receivable	7,160	11,176
Deferred tax asset—short term	12,981	14,594
Prepaid expenses and other current assets	29,862	43,137

Total current assets	118,801	123,003
Property and equipment—net	49,715	63,188
Goodwill	984,207	1,074,302
Other intangible assets—net	406,140	405,771
Deferred financing costs	430	423
Investment	6,535	6,556
Other assets	15,110	10,191

Total assets	$1,580,938	$1,683,434

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$7,950	$10,845
Accrued expenses	35,433	39,719
Deferred revenue	194,196	222,946
Current portion of notes payable	10,500	10,500
Current portion of capital lease obligation	—	3,654
Deferred consideration—short term	24,437	58,740
Other current liabilities	6,796	10,785

Total current liabilities	279,312	357,189
Long-term deferred revenue	55,298	63,600
Notes payable—long term	1,036,875	1,034,250
Capital lease obligation	—	7,165
Deferred tax liability—long term	26,171	32,032
Deferred consideration	4,207	3,760
Other liabilities	3,041	2,831

Total liabilities	$1,404,904	$1,500,827

Redeemable non-controlling interest	20,772	21,323

	December 31, 2013	March 31, 2014
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 124,788,853 and 127,083,332 shares issued at December 31, 2013 and March 31, 2014, respectively; 124,766,544 and 127,052,406 outstanding at December 31, 2013 and March 31, 2014, respectively	13	13
Additional paid-in capital	754,061	779,346
Accumulated other comprehensive loss	(55)	(33)
Accumulated deficit	(598,757)	(618,042)

Total stockholders’ equity	155,262	161,284

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,580,938	$1,683,434

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands)

	Three Months ended March 31,
	2013	2014
Revenue	$122,741	$145,750
Cost of revenue	87,208	89,191

Gross profit	35,533	56,559

Operating expense:
Sales and marketing	28,531	41,624
Engineering and development	6,140	4,953
General and administrative	13,096	15,481

Total operating expense	47,767	62,058

Loss from operations	(12,234)	(5,499)

Other expense:
Interest income	12	83
Interest expense	(21,704)	(13,635)

Total other expense—net	(21,692)	(13,552)

Loss before income taxes and equity earnings of unconsolidated entities	(33,926)	(19,051)
Income tax expense (benefit)	(12,061)	3,439

Loss before equity earnings of unconsolidated entities	$(21,865)	$(22,490)

Equity loss of unconsolidated entities, net of tax	(137)	(21)

Net loss	$(21,728)	$(22,469)

Net loss attributable to non-controlling interest	—	(3,184)

Net loss attributable to Endurance International Group Holdings, Inc.	$(21,728)	$(19,285)

Comprehensive loss:
Foreign currency translation adjustments	—	22

Total comprehensive loss	$(21,728)	$(19,263)

Net loss per share attributable to Endurance International Group Holdings, Inc.– basic and diluted	$(0.22)	$(0.15)

Weighted-average number of common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.– basic and diluted	97,163,245	126,442,105

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2013	2014
Cash flows from operating activities:
Net loss	$(21,728)	$(22,469)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	3,925	7,046
Amortization of other intangible assets	26,070	24,079
Amortization of deferred financing costs	53	19
Amortization of net present value of deferred consideration	579	5
Stock-based compensation	553	3,544
Deferred tax benefit	(12,528)	977
(Gain) loss on sale of property and equipment	(13)	6
Gain of unconsolidated entities	(137)	(21)
Gain from change in deferred consideration	—	(12)
Changes in operating assets and liabilities:
Accounts receivable	(1,399)	(689)
Prepaid expenses and other current assets	(3,623)	(8,131)
Accounts payable and accrued expenses	4,009	2,239
Deferred revenue	19,725	31,394

Net cash provided by operating activities	15,486	37,987

Cash flows from investing activities
Business acquired in purchase transaction, net of cash acquired	(2,546)	(18,028)
Purchases of property and equipment	(11,505)	(6,203)
Proceeds from sale of property and equipment	60	80
Purchases of intangibles	—	(100)
Net (deposits) and withdrawals of principal balances in restricted cash accounts	314	(329)

Net cash used in investing activities	(13,677)	(24,580)

Cash flows from financing activities:
Proceeds from borrowing of revolver	9,000	—
Repayment of term loan	(2,000)	(2,625)
Repayment of revolver	(13,000)	—
Payment of financing costs	—	(12)
Deferred consideration	(1,145)	(24,516)
Principal payments on capital lease obligations	—	(885)
Issuance costs of common stock	—	(578)

Net cash used in financing activities	(7,145)	(28,616)

Net effect of exchange rate on cash and cash equivalents	—	178
Net increase in cash and cash equivalents	(5,336)	(15,031)
Cash and cash equivalents:
Beginning of period	23,245	66,815

End of period	17,909	51,784

Supplemental cash flow information:
Interest paid	$21,971	$14,095
Income taxes paid	$253	$247
Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with the acquisition of Directi	$—	$25,476
Assets acquired under capital lease	$—	$11,704

The following table reflects the reconciliation of adjusted net income, adjusted EBITDA, UFCF and FCF to net loss calculated in accordance with GAAP (unaudited; all data in thousands).

	Three Months Ended March 31,
	2013	2014
Net loss	$(21,728)	$(22,469)
Stock-based compensation	553	3,544
(Gain) loss on sale of property and equipment	(13)	6
(Gain) loss of unconsolidated entities	(137)	(21)
Amortization of intangible assets	26,070	24,079
Amortization of deferred financing costs	53	19
Changes in deferred revenue (inclusive of impact of purchase accounting)	19,725	25,392
Transaction expenses and charges	3,841	1,363
Integration and restructuring expenses	16,259	3,196
Tax-affected impact of adjustments	(1,955)	(2,199)

Adjusted net income	$42,668	$32,910

Depreciation	3,925	7,046
Income tax expense (benefit) )	(10,106)	5,638
Interest expense, net (net of impact of amortization of deferred financing costs)	21,639	13,533

Adjusted EBITDA	$58,126	$59,127

Change in operating assets and liabilities, net of acquisitions	(1,013)	(579)
Capital expenditures (1)	(11,505)	(7,088)
Income tax (excluding deferred tax)	(467)	(2,462)

Unlevered free cash flow	$45,141	$48,998
Net cash interest paid (net of change in accrued loan interest)	(21,022)	(13,527)

Free cash flow	$24,119	$35,471

(1)	Capital expenditures during the three months ended March 31, 2014 includes $0.9 million of payments under a three year capital lease for software of $11.7 million beginning in January 2014. The remaining balance on the capital lease is $10.8 million.

The following table reflects the reconciliation of GAAP operating cash flow to FCF (unaudited; all data in thousands):

	Three Months Ended March 31,
	2013	2014
Operating cash flow	$15,486	$37,987
Less:

Capital expenditures and capital lease obligation	(11,505)	(7,088)
Plus:

Costs excluded in free cash flow net of costs also excluded in operating cash flow:
Transaction expenses and charges	3,879	1,376
Integration and restructuring expenses	16,259	3,196

Free cash flow	$24,119	$35,471

The following table reflects the reconciliation of ARPS and adjusted revenue to revenue calculated in accordance with GAAP (unaudited; all data in thousands, except ARPS data):

	Three Months Ended March 31,
	2013	2014
Revenue	$122,741	$145,750
Purchase accounting adjustment	3,276	7,021

Pre-acquisition revenue from acquired properties	512	—

Adjusted revenue	$126,529	$152,771
Total subscribers	3,315	3,654
ARPS	$12.90	$14.18
Adjusted revenue attributable to Directi acquisition	—	9,460
Adjusted revenue excluding revenue attributable to Directi acquisition	126,529	143,311
Total subscribers excluding subscribers attributable to Directi acquisition	3,315	3,603
ARPS excluding Directi acquisition	12.90	13.45